ALPHANET SOLUTIONS, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
               COMPANY FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

           The undersigned hereby constitutes and appoints Stanley Gang and Jack
P. Adler, and each of them, the true and lawful agent and proxy of the undersigned with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of AlphaNet Solutions, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the offices of the Company at 7 Ridgedale Avenue, Cedar Knolls, New Jersey at 9:00 a.m., local time, on Friday, May 18, 2001, and at any adjournment or adjournments thereof, upon the following matters more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

           This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director as named in the Proxy Statement and FOR Item 2.



                  (continued and to be signed on reverse side)

/X/  Please mark your votes as in this example


1.         ELECTION OF DIRECTORS
                                                VOTE FOR all      VOTE FOR all the            VOTE WITHHELD
Nominees:  Stan Gang                              nominees      nominees, except vote       from all nominees
           Michael Gang                                           withheld from the
           Ira Cohen                                            following nominee(s):
           Thomas F. Dorazio
           Doreen A. Wright                       /__/                      /__/                   /__/


2.         APPROVAL  OF  PROPOSAL TO
           RATIFY THE APPOINTMENT OF
           PRICEWATERHOUSECOOPERS,
           LLP  AS  THE  INDEPENDENT
           ACCOUNTANTS     OF    THE              FOR                 AGAINST
           COMPANY   FOR  THE   YEAR
           ENDING DECEMBER 31, 2001.             /__/                   /__/


3.         In their discretion,  the
           proxies are authorized to
           vote upon other  business
           as  may   properly   come
           before the Meeting.

I Will  /__/      Will Not   /__/

              attend the Meeting

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Signature of Shareholder
                         ------------------------------------------------------
Signature of Shareholder
                         ------------------------------------------------------
Dated:______________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.